Exhibit 99.2

Splash Beverage Group Inc. Announces Closing of $15.0 Million Public Offering and Uplisting to NYSE American

June 15, 2021 16:15 ET | Source: SPLASH BEVERAGE GROUP INC.

Fort Lauderdale, Florida, June 15, 2021 (GLOBE NEWSWIRE) -- Splash Beverage Group, Inc. (NYSE American: SBEV) (the “Company”) (https://www.SplashBeverageGroup.com), a portfolio company of leading beverage brands, today announced the closing of an underwritten public offering of 3,750,000 shares of common stock and warrants to purchase up to 3,750,000 shares of common stock at a public offering price of $4.00 per share and accompanying warrant. Each warrant is exercisable at a price of $4.60 per share and will expire five years from issuance. In addition, the Company granted the underwriters a 45-day option to purchase up to an additional 562,500 shares of common stock and warrants to purchase up to 562,500 shares of common stock at the public offering price less the underwriting discounts and commissions. The common stock and warrants separated upon the closing of the offering and were issued separately.

The common stock and warrants began trading on the NYSE American on June 11, 2021, under the symbols “SBEV” and “SBEV WS,” respectively. The Company received gross proceeds of approximately $15.0 million, before deducting underwriting discounts and commissions and other estimated offering expenses.

EF Hutton, division of Benchmark Investments, LLC, acted as sole book-running manager for the offering.

The Securities and Exchange Commission (“SEC”) declared effective a registration statement on Form S-1 relating to the securities on June 10, 2021. A final prospectus relating to the offering was filed with the SEC and is available on the SEC’s website at http://www.sec.gov. Electronic copies of the final prospectus relating to the offering may also be obtained from EF Hutton, division of Benchmark Investments, LLC, 590 Madison Avenue, 39th Floor, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@efhuttongroup.com or telephone at (212) 404-7002.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Follow Splash Beverage Group on Twitter: www.twitter.com/SplashBev

About Splash Beverage Group, Inc.:

Splash Beverage Group specializes in manufacturing, distribution, sales & marketing of various beverages across multiple channels. SBEV operates in both the non-alcoholic and alcoholic beverage segments which they believe leverages efficiencies and dilutes risk. SBEV believes its business model is unique as it ONLY develops/accelerates brands it perceives to have highly visible pre-existing brand awareness or pure category innovation.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements and factors that may cause such differences include, without limitation, the risks disclosed in the Company’s Annual Report on Form 10-K filed with the SEC on March 8, 2021, and in the Company’s other filings with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

Contact Information:

Splashbeveragegroup.com
info@splashbeveragegroup.com
954-745-5815

SOURCE: Splash Beverage Group, Inc.